UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2007 (May 25, 2007)

Voyant International Corporation
(Exact name of Registrant as specified in charter)

Nevada	33-26531-LA	88-0241079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

530 Lytton Ave.

2nd Floor

Palo Alto, CA 94301

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (800) 710-6637

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, the Board of Directors of Voyant International Corporation made the following changes in certain officers’ titles and responsibilities:

•

Dana R. Waldman, a Director of the Corporation and Chief Executive Officer, was appointed Secretary of the Corporation.  Mr. Waldman will continue as a Director and as Chief Executive Officer.

•

David R. Wells, formerly Vice President, Finance and Administration, was appointed Chief Financial Officer and Assistant Secretary, and will serve as the Company’s principal financial and accounting officer.

•

Mark M. Laisure, Chairman of the Board of Directors and formerly Secretary and Chief Financial Officer, was removed as Secretary and Chief Financial Officer, and will no longer serve as the Company’s principal financial and accounting officer.  Mr. Laisure will continue to serve as the Chairman of the Board of Directors and his principal operational role with the Company will continue unchanged.

Biographic information regarding, and information about employment agreements and arrangements between the Company and each of Messrs. Waldman, Wells and Laisure is disclosed in the Company’ Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the SEC on April 2, 2007.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2007	VOYANT INTERNATIONAL CORPORATION By: /s/ Dana R. Waldman Dana R. Waldman Chief Executive Officer